Russell E. Anderson, CPA
Russ Bradshaw, CPA
William R. Denney, CPA
Sandra Chen, CPA

5296 S. Commerce Dr
Suite 300
Salt Lake City, Utah
84107
USA
(T) 801.281.4700
(F) 801.281.4701

Suite A, 5/F
Max Share Center

373 Kings Road
North Point Hong Kong
(T) 852.21.555.333
(F) 852.21.165.222

abcpas.net

Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

June 4, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated June 4, 2013, of Longwei Petroleum Investment Holding Limited  to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

Anderson Bradshaw PLLC
Salt Lake City, Utah